UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2026

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 550
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2026, Kyverna Therapeutics, Inc. (the “Company”) issued a press release providing a corporate update and outlining its strategic priorities for 2026, as well as announcing the appointment of Christi Shaw as Executive Chairperson of the Board of Directors of the Company (the “Board”) and providing certain preliminary financial information for the year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 of this Current Report by reference. The preliminary financial information presented in the press release is unaudited, based on the Company’s current expectations and subject to completion and may be adjusted as a result of, among other things, completion of year-end closing procedures.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, the Board appointed Christi Shaw, a current member of the Board, as the Company’s Executive Chairperson of the Board, effective January 12, 2026 (the “Effective Date”). In this role, Ms. Shaw will serve as the Chairperson of the Board. Ian Clark, the former Chairperson of the Board, will remain a member of the Board.

Ms. Shaw’s biographical information is set forth in the section of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 14, 2025, titled “Proposal No. 1: Election of Directors – Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders”, and such information is incorporated herein by reference. There are no family relationships between Ms. Shaw and any director or executive officer of the Company, and she was not selected by the Board to serve as Executive Chairperson pursuant to any arrangement or understanding with any person. Ms. Shaw has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

In connection with her appointment, on January 10, 2026, Ms. Shaw and the Company entered into an offer letter (the “Offer Letter”) pursuant to which Ms. Shaw is employed on an “at-will” basis. Under the Offer Letter, Ms. Shaw’s initial annualized salary is $400,000. In addition, on the Effective Date, pursuant to the Kyverna Therapeutics, Inc. 2024 Equity Incentive Plan, the Company will grant Ms. Shaw (i) an option to purchase 185,000 shares of the Company’s common stock (the “Option”), which will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the Effective Date and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject to Ms. Shaw’s continued service to the Company on each applicable vesting date, (ii) restricted stock units with respect to 30,000 shares of the Company’s common stock (the “RSUs”), which will vest over four years, with 25% of the total number of shares subject to the RSUs vesting on the one-year anniversary of the Effective Date and 25% of the total number of shares subject to the RSUs vesting annually thereafter, subject to Ms. Shaw’s continued service to the Company on each applicable vesting date, and (iii) performance restricted stock units (the “PRSUs”) for such number of shares of the Company’s common stock as is equal to $200,000 divided by the per share Fair Market Value (as defined in the Plan) as of the date of grant, which will vest upon the Company’s common stock reaching certain price targets, subject to Ms. Shaw’s continued service to the Company on each applicable vesting date. Upon the termination of Ms. Shaw’s employment with the Company for any reason, the Option, the RSUs and the PRSUs will only continue to vest if she remains on the Board as its Chairperson or Vice Chairperson upon and following the termination of her employment.

So long as Ms. Shaw remains employed by the Company, she will not be eligible to receive compensation as a member of the Board under the Company’s Restated Non-Employee Director Compensation Program, as may be amended or restated from time to time (the “Non-Employee Director Compensation Policy”). However, following cessation of Ms. Shaw’s employment with the Company, if she remains a member of the Board, she shall again become eligible to receive compensation under the Non-Employee Director Compensation Policy; provided that until such time as the Option and the RSUs have either vested in full or ceased vesting, Ms. Shaw will only be entitled to receive cash retainers for her service on the Board and shall not be entitled to receive any equity awards under the Non-Employee Director Compensation Policy.

Pursuant to the Offer Letter, if there is a “Change in Control” (as defined in the Offer Letter) during the term of Ms. Shaw’s employment, Ms. Shaw shall be entitled to full acceleration of vesting with respect to 100% of all unvested equity awards held by her (with any performance-based vesting requirements being deemed satisfied at target).

In connection with her employment, Ms. Shaw also entered into the Company’s standard Employee Confidential Information and Inventions Assignment Agreement, which includes confidentiality provisions, an invention assignment and non-compete covenants during her employment and non-solicit covenants during her employment and for one year thereafter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Employment Offer Letter, dated January 9, 2026, between Kyverna Therapeutics, Inc. and Christi Shaw.
99.1	Press Release, dated January 12, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date:	January 12, 2026	By:	/s/ Marc Grasso
Name: Marc Grasso Title: Chief Financial Officer